BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Tuesday, July 15, 2008
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM:BANF) reported net income of $13.7 million or $0.89 diluted earnings per share for the second quarter of 2008. These results compare to $13.4 million or $0.83 diluted earnings per share for the same period a year ago. Net income for the first six months of 2008 was $25.3 million, or $1.63 diluted earnings per share versus $24.5 million or $1.52 diluted earnings per share for the same period in 2007. As discussed below, the Company recognized a $774,000 after-tax gain related to the sale of an asset and a $3.8 million after-tax gain on the sale of securities during the second quarter of 2008.

The Company’s net interest income for the second quarter was $34.8 million compared to $37.4 million for the same period a year ago. The net interest margin was 4.08% compared to 4.68% for the second quarter of 2007. The lower interest rate environment in 2008 compared to the first six months of 2007 driven by Federal Reserve rate cuts has caused the Company’s net interest margin to decline. Total earning assets for the Company averaged $3.4 billion in the second quarter, an increase of $204 million from a year ago. During the quarter, loans increased $108 million and were up $263 million or 11.2% compared to the second quarter in 2007. The loan loss provision for the second quarter was $3.5 million compared to $132,000 in 2007. The loan provision was driven primarily by the identification of a small number of commercial credits that were internally downgraded by management and to a lesser extent from the growth in the loan portfolio. Nonperforming loans were 0.42% of total assets, and net charge-offs represented 0.03% of loans, virtually unchanged from 0.46% and 0.01%, respectively, for the same period in 2007. During the second quarter, the Company completed an $80 million bond swap resulting in a pre-tax securities gain of $6.1 million and also recognized a $1.2 million pre-tax gain on the sale of an asset. Recurring operating noninterest income was $16.0 million compared to $15.2 million for the same period a year ago, an increase of 5.3% due to growth in deposit accounts, and cash management and treasury services. Noninterest expense for the quarter totaled $33.6 million compared to $31.6 million for the same period a year ago. The increase is due to the Company’s overall growth, including expansion of the Company’s insurance agency. The Company’s effective tax rate in the second quarter was 34.5% versus 35.9% a year ago due to additional tax credits realized in 2008.

At June 30, 2008, the Company’s total assets were $3.8 billion, an increase of $240 million or 6.7% over a year ago. At quarter-end, loans totaled $2.6 billion, and deposits were $3.4 billion, up 6.9% from June 30, 2007. The Company’s liquidity remains strong as its average loan to deposit ratio was 77.2% at quarter end and core deposits represented 91.2% of total deposits. The Company had no brokered deposits and less than $100,000 of Federal Home Loan Bank borrowings. Stockholder’s equity was $387 million at June 30, 2008 which was 10.2% of total assets.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774			$70,161
Provision for loan losses	1,780	3,539			5,319
Securities transactions	28	6,121			6,149
Total noninterest income	17,241	23,330			40,571
Salaries and employee benefits	20,189	20,366			40,555
Total noninterest expense	32,928	33,596			66,524
Net income	11,594	13,737			25,331
Per Common Share Data:
Net income-basic	0.76	0.91			1.67
Net income-diluted	0.74	0.89			1.63
Cash dividends declared	0.20	0.20			0.40
Common shares outstanding	15,183,483	15,186,632			15,186,632
Average common shares outstanding -
Basic	15,208,049	15,185,763			15,196,906
Diluted	15,562,570	15,548,687			15,555,973
Performance Ratios:
Return on average assets	1.26%	1.46%			1.36%
Return on average equity	12.24	14.14			13.21
Net interest margin	4.24	4.08			4.16
Efficiency ratio	62.57	57.82			60.08

	2007
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$36,374	$37,437	$36,969	$37,506	$148,286
Provision for loan losses	(31)	132	2,248	980	3,329
Securities transactions	227	339	7,723	48	8,337
Total noninterest income	13,882	15,235	26,790	15,231	71,138
Salaries and employee benefits	18,790	18,937	19,513	19,574	76,814
Total noninterest expense	33,421	31,618	35,167	34,240	134,446
Net income	11,123	13,402	16,944	11,624	53,093
Per Common Share Data:
Net income-basic	0.71	0.85	1.08	0.76	3.41
Net income-diluted	0.69	0.83	1.06	0.75	3.33
Cash dividends declared	0.18	0.18	0.20	0.20	0.76
Common shares outstanding	15,721,936	15,724,536	15,201,459	15,217,233	15,217,233
Average common shares outstanding -
Basic	15,750,333	15,723,483	15,620,336	15,209,373	15,574,521
Diluted	16,113,434	16,056,768	15,951,069	15,575,630	15,944,622
Performance Ratios:
Return on average assets	1.31%	1.51%	1.88%	1.27%	1.49%
Return on average equity	12.83	14.93	18.14	12.60	14.66
Net interest margin	4.75	4.68	4.55	4.54	4.63
Efficiency ratio	66.50	60.03	55.16	64.93	61.27

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364
Total loans	2,500,849	2,608,913
Allowance for loan losses	(30,193)	(33,512)
Securities	462,832	448,350
Deposits	3,302,103	3,369,912
Stockholders' equity	386,177	387,181
Book value per common share	25.43	25.49
Tangible book value per common share	22.65	22.73
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%
Average earning assets to total assets	91.27	90.91
Average stockholders' equity to average assets	10.27	10.30
Asset Quality Data:
Past due loans	$643	$2,043
Nonaccrual loans	11,892	11,070
Restructured loans	864	833
Total nonperforming and restructured loans	13,399	13,946
Other real estate owned and repossessed assets	2,074	2,311
Total nonperforming and restructured assets	15,473	16,257
Nonperforming and restructured loans to total loans	0.54%	0.53%
Nonperforming and restructured assets to total assets	0.41	0.42
Allowance to total loans	1.21	1.28
Allowance to nonperforming and restructured loans	225.34	240.30
Net charge-offs to average loans	0.12	0.03
	2007
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,521,686	$3,601,866	$3,546,338	$3,743,006
Total loans	2,336,028	2,345,838	2,399,982	2,487,099
Allowance for loan losses	(27,493)	(27,568)	(28,828)	(29,127)
Securities	430,765	459,271	464,534	467,719
Deposits	3,069,206	3,151,553	3,119,775	3,288,504
Stockholders' equity	355,478	364,547	358,871	371,962
Book value per common share	22.61	23.18	23.61	24.44
Tangible book value per common share	20.09	20.46	20.80	21.66
Balance Sheet Ratios:
Average loans to deposits	77.50%	75.02%	75.51%	76.21%
Average earning assets to total assets	90.77	90.74	90.89	91.03
Average stockholders' equity to average assets	10.18	10.11	10.35	10.09
Asset Quality Data:
Past due loans	$1,688	$1,276	$1,022	$823
Nonaccrual loans	9,909	13,372	13,146	11,568
Restructured loans	792	912	989	1,121
Total nonperforming and restructured loans	12,389	15,560	15,157	13,512
Other real estate owned and repossessed assets	1,233	1,098	1,300	1,568
Total nonperforming and restructured assets	13,622	16,658	16,457	15,080
Nonperforming and restructured loans to total loans	0.53%	0.66%	0.63%	0.54%
Nonperforming and restructured assets to total assets	0.39	0.46	0.46	0.40
Allowance to total loans	1.18	1.18	1.20	1.17
Allowance to nonperforming and restructured loans	221.90	177.18	190.20	215.57
Net charge-offs to average loans	0.03	0.01	0.17	0.11

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008			June 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,552,864	$42,587	6.69%	$ 2,523,044	$87,836	6.98%
Securities - taxable	414,047	4,132	4.00	422,741	8,690	4.12
Securities - tax exempt	32,735	491	6.02	33,680	1,013	6.03
Federal funds sold	437,327	2,241	2.06	426,529	5,424	2.55
Total earning assets	3,436,973	49,451	5.77	3,405,994	102,963	6.06

Nonearning assets:
Cash and due from banks	143,999			139,560
Interest receivable and other assets	230,307			223,712
Allowance for loan losses	(30,740)			(30,067)
Total nonearning assets	343,566			333,205
Total assets	$ 3,780,539			$ 3,739,199

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 431,579	$ 525	0.49%	$ 420,798	$ 1,167	0.56%
Savings deposits	1,098,194	5,696	2.08	1,097,087	13,606	2.49
Time deposits	833,248	7,587	3.65	829,040	16,209	3.92
Short-term borrowings	23,670	124	2.10	23,657	308	2.61
Long-term borrowings	323	2	2.48	423	9	4.27
Junior subordinated debentures	26,805	491	7.35	26,672	983	7.39
Total interest-bearing liabilities	2,413,819	14,425	2.40	2,397,677	32,282	2.70

Interest-free funds:
Noninterest bearing deposits	944,433			927,744
Interest payable and other liabilities	32,706			29,081
Stockholders’ equity	389,581			384,697
Total interest free-funds	1,366,720			1,341,522
Total liabilities and stockholders’ equity	$ 3,780,539			$ 3,739,199
Net interest income		$ 35,026			$ 70,681
Net interest spread			3.37%			3.36%
Net interest margin			4.08%			4.16%